EXHIBIT 23.3

CONSENT OF  PRICEWATERHOUSECOOPERS  LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2004, relating to the financial statements, which appears in AXT, Inc.’s Annual Report on Form 10-K.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers  LLP

San Jose, California

June 29, 2006